Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement No. 333-283671 on Form S-1 of our report dated April 29, 2024, relating to the financial statements of Falcon’s Creative Group, LLC. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Tampa, Florida
February 5, 2025